Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation August 2017

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 2016 and our Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2017 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2016 and our Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2017 . A reconciliation of these non - GAAP financial measures to the most directly comparable GAAP financial measures can be found in the back of this presentation .

Company Overview 3

Overview of Icahn Enterprises  Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Mi nin g, Railcar, Food Packaging, Metals, Real Estate and Home Fashion  IEP is majority owned and controlled by Carl Icahn – Over many years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP – As of June 30, 2017, Carl Icahn and his affiliates owned approximately 90.6% of IEP’s outstanding depositary units  IEP benefits from cash flows from its subsidiaries: – CVR Energy: $2.00 per share annualized dividend – American Railcar Inc: $1.60 per share annual dividend – Recurring cash flows from our Real Estate segment  IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis  IEP has a $6.00 annual distribution (11.6 % yield as of June 30, 2017) (1) Investment segment total assets represents book value of equity 4 ($ millions) As of June 30, 2017 Segment Assets Revenue Net (Loss) Income Attrib. to IEP Adj. EBITDA Attrib. to IEP Investment (1) $7,078 $ 150 $27 $85 Automotive 10,386 10,150 567 753 Energy 4,959 5,537 8 173 Metals 222 339 (10) 3 Railcar 1,904 2,366 1,121 347 Gaming 1,390 914 (119) 74 Mining 243 94 5 17 Food Packaging 491 353 2 41 Real Estate 738 88 9 40 Home Fashion 197 184 (17) (6) Holding Company 1,007 27 (280) (1) Total $28,615 $20,202 $1,313 $1,526 Twelve Months Ended June 30, 2017

Summary Corporate Organizational Chart


Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of June 30, 2017, Icahn Enterprises had investments with a fair market value of approximately $2.7 billion in the Investment Funds
Icahn Capital LP
100%
One of the largest independent metal recycling companies in the US
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services
Icahn Automotive Group LLC
100%
Leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and auto aftermarket industries
Federal-Mogul Holdings LLC
100%
62%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer of hopper and tank railcars and provider of railcar repair and maintenance services
73%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Multi-jurisdictional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
77%
Ferrous Resources
Brazilian iron ore producer
75%
Viskase Companies Inc. (OTCPK:VKSC)
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
82%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns substantial interests in two separate operating subsidiaries
66%
34%
CVR Refining, LP (NYSE: CVRR)
CVR Partners, LP (NYSE: UAN)
4%
185k bpd capacity oil refining company in the mid-continent region of the United States
Producer and distributer of nitrogen fertilizer products

Note: Percentages denote equity ownership as of August 1, 2017. Excludes intermediary and pass through entities.

5

Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Global market leader in each of its principal product categories with a long history of quality and strong brand names Geographically diverse, regional properties in major gaming markets with significant consolidation opportunities 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market A leading, vertically integrated manufacturer of railcars, railcar services and railcar leasing. Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer generating record profitability Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC  IEP’s subsidiary companies possess key competitive strengths and / or leading market positions  IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities ─ Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 6 A Brazilian iron ore mining operation that supplies iron ore products to the global steel industry Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to ten operating segments and approximately $33 billion of assets as of June 30, 2017
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value and facilitate a profitable exit strategy
  - In 2006, IEP sold its oil and gas assets for $1.5 billion, resulting in a net pre-tax gain of $0.6 billion
  - In 2008, IEP sold its investment in American Casino & Entertainment Properties for $1.2 billion, resulting in a pre-tax gain of $0.7 billion
  - In 2017, IEP sold American Railcar Leasing for $2.8 billion and recognized a pre-tax gain of $1.5 billion
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions
  - Acquired Pep Boys in 2016

Timeline of Recent Acquisitions and Exits

As of December 31, 2007
- Mkt. Cap: $8.9bn
- Total Assets: $12.4bn

Current[1]
- Mkt. Cap: $8.5bn
- Total Assets: $32.6bn

American Casino & Entertainment Properties — 2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar Industries — 1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

CVR Refining & CVR Partners — 2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering.

IEH Auto Parts Holding — 6/1/15: IEH Auto Parts Holding acquired substantially all of the auto part assets in the U.S. of Uni-Select Inc.

American Railcar Leasing — 6/1/17: Initial sale of ARL fleet for $2.8 billion

Year: 2008 | 2009 | 2010 | 2011 | 2012 | 2013 | 2014 | 2015 | 2016 | 2017

Federal-Mogul — 7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase — 1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment — 11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Energy — 5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing — 10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn

Ferrous Resources — 6/8/15: IEP acquired a controlling interest in Ferrous Resources

Pep Boys — 2/4/16: IEP acquired Pep Boys

(1) Market capitalization as of June 30, 2017 and balance sheet data as of June 30, 2017.

7

 IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies  Activist strategy requires significant capital, rapid execution and willingness to take control of companies  Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt  IEP pursues its activist strategy and seeks to promulgate change x Dealing with the board and management x Proxy fights x Tender offers x Taking control  With over 300 years of collective experience, IEP’s investment and legal team is capable of unlocking a target’s hidden value x Financial / balance sheet restructuring x Operation turnarounds x Strategic initiatives x Corporate governance changes  Mr . Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist st rat egy ─ IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn Putting Activism into Action 8

Significant Experience Optimizing Business Strategy and Capital Structure

- IEP's management team possesses substantial strategic and financial expertise
  - Maintains deep knowledge of capital markets, bankruptcy laws, mergers and acquisitions and transaction processes
- Active participation in the strategy and capital allocation for targeted companies
  - Not involved in day-to-day operations
- IEP will make necessary investments to ensure subsidiary companies can compete effectively

Select Examples of Strategic and Financial Initiatives

	FEDERAL MOGUL	CVR Energy
Situation Overview	▪ Historically, two businesses had a natural synergy – Motorparts benefitted from OEM pedigree and scale ▪ Review of business identified numerous dis-synergies by having both under one business – Different customers, methods of distribution, cost structures, engineering and R&D, and capital requirements	▪ Structured as a C-Corporation – Investors seeking more favorable alternative structures ▪ Review of business identifies opportunity for significant cash flow generation – High quality refiner in underserved market – Benefits from increasing North American oil production – Supported investment in Wynnewood refinery and UAN plant expansion ▪ Strong investor appetite for yield oriented investments
Strategic / Financial Initiative	▪ Adjusted business model to separate Powertrain and Motorparts into two separate businesses	▪ Contributed assets to a separate MLP and subsequently launched CVR Refining IPO and secondary offerings; completed CVR Partners secondary offering
Result	▪ Separation improved management focus for the respective segments	▪ CVR Energy stock up approximately 53.4%, including dividends, from tender offer price of $30.00[(1)]

(1) Based on CVR Energy's stock price as of June 30, 2017

9

Deep Team Led by Carl Icahn  Led by Carl Icahn ─ Substantial investing history provides IEP with unique network of relationships and access to Wall Street  Team consists of approximately 20 professionals with diverse backgrounds ─ Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit Name Title Years at Icahn Years of Industry Experience Keith Cozza President & Chief Executive Officer , Icahn Enterprises L.P. 13 16 SungHwan Cho Chief Financial Officer , Icahn Enterprises L.P. 11 20 Courtney Mather Portfolio Manager, Icahn Capital 3 18 Richard Mulligan Portfolio Manager, Icahn Capital 1 38 Brett Icahn Consultant, Icahn Enterprises L.P. 13 13 Jesse Lynn General Counsel, Icahn Enterprises L.P. 13 22 Andrew Langham General Counsel, Icahn Enterprises L.P. 12 18 10

Overview of Operating Segments 11

Segment: Investment

Company Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds") managed by the Investment segment
- Fair value of IEP's interest in the Investment Funds was approximately $2.7 billion as of June 30, 2017
- IEP has daily liquidity through its ability to redeem its investment in the Investment Funds on a daily basis

Historical Segment Financial Summary

Investment Segment ($ millions)	FYE December 31, 2014	2015	2016	LTM June 30, 2017
Select Income Statement Data:				
Total revenues	($218)	($865)	($1,223)	$150
Net income (loss)	(684)	(1,665)	(1,487)	(72)
Net income (loss) attrib. to IEP	(305)	(760)	(604)	27
Select Balance Sheet Data[1]:				
Total equity	$9,062	$7,541	$5,396	$7,078
Equity attributable to IEP	4,284	3,428	1,669	2,742

Highlights and Recent Developments

- Since inception in 2004 through June 30, 2017, the Investment Funds' cumulative return was approximately 119.1%, representing an annualized rate of return of approximately 6.4%
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., Motorola, eBay, Manitowoc)
  - Corporate governance changes (e.g., eBay, Gannet)
- The Investment Funds' net notional exposure was (44%) at June 30, 2017

Historical Returns[2]



(35.6%)
33.3%
15.2%
34.5%
20.2%(3)
30.8%
(7.4%)
(18.0%)
(20.3%)
1.4%(4)
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Represents a weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(3) 2012 gross return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(4) For the six months ended June 30, 2017.

12

Highlights and Recent Developments  Strategic location and complex refineries allows CVR to benefit from access to price advantaged crude oil  CVR Partners acquired an additional fertilizer plant in April 2016, giving it geographic and feed stock diversity  CVR Energy has annualized dividends of $2.00 per unit ─ CVR Refining did not declare a distribution for 2016 and for the first six months of operations in 2017 ─ CVR Partners full year distribution was $0.71 per common unit in 2016 and $0.02 per common unit for the six months ended June 30, 2017 Segment: Energy Company Description  CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP ( NYSE:UAN ) ─ CVR Refining is an independent petroleum refiner and marketer of high - value transportation fuels in the mid - continent of the United States ─ CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products Historical Segment Financial Summary 13 (1) Balance Sheet data as of the end of each respective fiscal period. Energy Segment LTM June 30, ($ millions) 2014 2015 2016 2017 Select Income Statement Data: Total revenues $9,292 $5,442 $4,764 $5,537 Adjusted EBITDA 716 755 313 345 Net income (loss) 168 7 (604) (25) Adjusted EBITDA attrib. to IEP $415 $436 $156 $173 Net income (loss) attrib. to IEP 95 25 (327) 8 Select Balance Sheet Data (1) : Total assets $5,334 $4,888 $5,013 $4,959 Equity attributable to IEP 1,612 1,508 1,034 958 FYE December 31,

CVR Refining, LP (NYSE:CVRR)

CVR Refining, LP (NYSE:CVRR)

- Two PADD II Group 3 refineries with combined capacity of 185,000 barrels per day
- The Company enjoys advantages that enhance the crack spread
  - Access to mid-continent local and Canadian crude oils
  - Markets its products in a supply-constrained products market with transportation and crude cost advantage
- Strategic location and logistics assets
  - ~7.0MMbbls of total storage capacity, including ~6% of total crude oil storage capacity at Cushing
  - 35,000 bpd of contracted capacity on the Keystone and Spearhead pipelines
  - Crude oil gathering system with a capacity over 80,000 bpd serving Kansas, Nebraska, Oklahoma, Missouri, Colorado and Texas
    - 170,000 bpd pipeline system supported by approximately 340 miles of owned and leased pipelines
    - Approximately 150 crude oil transports

Key Operational Data(1)

Crude oil throughput (214,103bpd)	Sweet 93.4%	Heavy Sour 6.6%	
Production (225,879bpd)	Gasoline 51.2%	Distillate 41.3%	Other 7.5% (2)

Strategically Located Refineries and Supporting Logistics Assets

Supply Network – Crude Sourcing


Williston Basin
CLEARBROOK
KEYSTONE
ENBRIDGE
DJ Basin
Phillipsburg
JAYHAWK
WHITE CLIFFS
Kansas City
SPEARHEAD
Flanagan
Wood River
Anadarko Basin
Cushing
Tulsa
Duncan
Wichita Falls
Permian Basin
BASIN
Midland
Houston
Coffeyville Resources Refining & Marketing and Nitrogen Fertilizer
Wynnewood Refinery
Major Canadian Crude Oil Pipelines
CVR Crude Oil Pipelines
Third-Party Crude Oil Pipelines
Third-Party Refined Product Pipelines
Proposed Pipeline
Terminals
CVR Refining Crude Transportation
Corporate Headquarters

(1) For the six months ended June 30, 2017.
(2) Other includes pet coke, asphalt, natural gas liquids ("NGLs"), slurry, sulfur, gas oil and specialty products such as propylene and solvents, excludes internally produced fuel.

14

CVR Partners, LP (NYSE:UAN )  On April 1, 2016, CVR Partners acquired an East Dubuque, IL fertilizer plant ─ Acquisition provides geographic and feed stock diversity  Attractive market dynamics for nitrogen fertilizer ─ Global fertilizer demand has historically increased in - line with population and income growth ─ Increasing demand for corn (largest use of nitrogen fertilizer) and meat ─ Nitrogen represents ~61% of fertilizer consumption ─ Nitrogen fertilizers must be applied annually, creating stable demand  U.S. has historically been a large net importer of nitrogen  Nitrogen fertilizer is a relatively small component of farmers’ cost profile  Strategically located assets ─ Large geographic footprint serving the Southern Plains and Mid Corn Belt markets ─ Competitive advantage due to storage capabilities at the facilities and offsite locations ─ Product prices higher due to advantaged cost of freight CVR Partners, LP (NYSE:UAN ) Strategically Located Assets 15

Segment: Automotive

Company Description

- We conduct our Automotive segment through our wholly owned subsidiaries Federal-Mogul LLC ("Federal-Mogul") and Icahn Automotive Group LLC ("Icahn Automotive"), which is the parent company of IEH Auto Parts Holding LLC and The Pep Boys - Manny, Moe and Jack
- Federal-Mogul is engaged in the manufacture and distribution of automotive parts
- Icahn Automotive is engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services to its customers

Historical Segment Financial Summary

Automotive Segment ($ millions)	FYE December 31, 2014	2015[2]	2016[2]	LTM June 30, 2017
Select Income Statement Data:				
Total revenues	$7,324	$7,853	$9,928	$10,150
Adjusted EBITDA	630	651	828	830
Net income (loss)	(90)	(352)	77	583
Adjusted EBITDA attrib. to IEP	$502	$531	$685	$753
Net income (loss) attrib. to IEP	(87)	(299)	53	567
Select Balance Sheet Data[1]:				
Total assets	$7,529	$7,943	$9,819	$10,386
Equity attributable to IEP	1,231	1,270	2,292	2,678

Recent Developments

- In January 2017, Icahn Enterprises completed the acquisition of all outstanding shares of Federal Mogul not already owned by Icahn Enterprises

Federal-Mogul: Powertrain Highlights

- Fuel economy and emissions content driving market growth
  - Combustion engines still #1 for foreseeable future
  - Regulations increasing demand for further improvement through 2025
  - Engine downsizing creates higher content product mix
- Leading powertrain products with #1 or #2 position in most major product categories
- Extensive technology and intellectual property with focus on core product lines
- Investing in emerging markets where there are attractive opportunities for growth
- Continued restructuring to lower cost structure and improve manufacturing footprint

Federal-Mogul: Motorparts Highlights

- Aftermarket benefits from the growing number of vehicles and the increasing age of vehicles
- Leader in most of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG, Fel-Pro
- Investing in Growth
  - **Global Expansion**: Leverage global capabilities in Asia and other emerging markets
  - **Distribution and IT**: Improve customer service and delivery, order and inventory management, on-line initiatives
  - **Cost Structure**: improve manufacturing footprint, optimize low-cost sourcing and operational performance
  - **Product Line Growth**: expand existing product lines and add new product lines
  - **Product Differentiation and Brand Value**: invest in product innovation and communicate brand value proposition to end customers

Icahn Automotive Group LLC

- Pep Boys and IEH Auto are operated together in order to grow their sales to DIFM distributors and DIFM service professionals, to grow their automotive service business, and to maintain their DIY customer bases by offering the broadest product assortment in the automotive aftermarket
- In 2017, we increased the number of stores in our service network by 474 locations
  - Acquired Just Brakes in January, 2017 (134 locations)
  - Acquired Precision Auto Care in July, 2017 (326 locations)

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Results include IEH Auto Parts Holding LLC beginning June 1, 2015 and Pep Boys beginning February 3, 2016

16

Federal - Mogul Corp.’s Leading Market Position 17 Powertrain Motorparts Product Line Market Position Product Line Market Position Pistons #1 in diesel pistons #2 a cross all pistons Engine #1 Global Rings & Liners Market leader Sealing Components #1 Global Valve Seats and Guides Market leader Brake Pads / Components #1 Global Aftermarket Bearings Market leader Chassis #1 North America #3 Europe Ignition #1 Industrial Ignition #3 Overall Wipers #4 North America #3 Europe Sealing #1 Bonded Transmission Pistons #3 Overall Ignition #3 Global (1) Systems Protection Market leader Valvetrain #1 Hollow Valves #2 Overall (1) Motorparts & Powertrain combined

Segment: Railcar

Segment Description

- American Railcar Industries, Inc. (NASDAQ:ARII) operates in three business segments: manufacturing operations, railcar services and leasing
- American Railcar Leasing, LLC ("ARL"), was engaged in the business of leasing railcars. As of June 1, 2017, IEP sold ARL, along with a majority of its railcar lease fleet
  - As of June 30, 2017, through a wholly owned subsidiary of IEP, we continue to own approximately 4,600 remaining railcars previously owned by ARL

Historical Segment Financial Summary

Railcar Segment ($ millions)	FYE December 31, 2014	2015	2016	LTM June 30, 2017
Net Sales/Other Revenues From Operations:				
Manufacturing	$379	$440	$430	$325
Railcar leasing	364	452	471	445
Railcar services	47	47	51	66
Total	$790	$939	$952	$836
Gross Margin:				
Manufacturing	$91	$102	$64	$38
Railcar leasing	219	276	276	287
Railcar services	17	22	23	25
Total	$327	$400	$363	$350
Adjusted EBITDA attrib. to IEP	$269	$318	$379	$347
Net income (loss) attrib. to IEP	122	137	150	1,121
Total assets[1]	$3,120	$3,681	$3,332	$1,904
Equity attributable to IEP[1]	711	742	444	786

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- Sold ARL for $2.8 billion on June 1, 2017
  - Pre-tax gain of $1.5 billion
  - IEP can sell an additional 4,600 cars for $559 million upon satisfaction of certain conditions
- Railcar manufacturing
  - Railcar shipments for the three months ended June 30, 2017 of 1,076 railcars, including 545 railcars to leasing customers
  - Tank railcar demand impacted by volatile crude oil prices
  - New tank railcar design requirements released in May 2015
- ARI annualized dividend is $1.60 per share
- ARL distributed $200 million in 2016 and $25 million in 2017
- On July 28, 2015, ARI's Board of Directors authorized a $250 million stock repurchase program

18

Segment: Gaming

Company Description

- We conduct our Gaming segment through our majority ownership in Tropicana Entertainment and Trump Entertainment
- Tropicana Entertainment Inc. (OTCPK:TPCA) operates eight casino facilities featuring approximately 392,000 square feet of gaming space with approximately 8,000 slot machines, 300 table games and 5,500 hotel rooms as of June 30, 2017
  - Eight casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
  - Successful track record operating gaming companies, dating back to 2000
- Trump Entertainment Resort, Inc. owns Trump Plaza Hotel and Casino, which ceased operations in September 2014

Historical Segment Financial Summary

Gaming Segment ($ millions)	FYE December 31, 2014	2015	2016[2]	LTM June 30, 2017
Select Income Statement Data:				
Total revenues	$849	$811	$948	$914
Adjusted EBITDA	99	142	118	126
Net income (loss)	269	38	(95)	(99)
Adjusted EBITDA attrib. to IEP	$66	$96	$73	$74
Net income (loss) attrib. to IEP	185	26	(109)	(119)
Select Balance Sheet Data[1]:				
Total assets	$1,260	$1,285	$1,402	$1,390
Equity attributable to IEP	578	604	730	702

Highlights and Recent Developments

- Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses
  - Established measurable, property specific, customer service goals and objectives to meet customer needs
  - Utilize sophisticated customer analytic techniques to improve customer experience
- Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities
- Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets
  - On April 1, 2014, Tropicana acquired Lumière Place Casino in St. Louis, Missouri
- During Q1 2016, IEP obtained control and began consolidating the results of Trump Entertainment, which owned Trump Taj Mahal Casino Resort in Atlantic City, New Jersey
  - Trump Taj Mahal closed on October 10, 2016
  - During Q1 2017, IEP sold the Trump Taj Mahal Casino Resort
- On February 22, 2017, Tropicana's Board of Directors authorized an additional $50 million stock repurchase program
- Tropicana and IEP will purchase approximately 3.1 million shares of Tropicana common stock, for a total aggregate purchase price of approximately $140.1 million, in connection with their combined tender offer for Tropicana common stock that expired on August 9, 2017.

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Results include Trump Entertainment beginning February 26, 2016.

19

Segment: Food Packaging

Company Description

- Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry
- Leading worldwide manufacturer of non-edible cellulosic casings for small-diameter meats (hot dogs and sausages)
  - Leading manufacturer of non-edible fibrous casings for large-diameter meats (sausages, salami, hams and deli meats)

Historical Segment Financial Summary

Food Packaging Segment ($ millions)	FYE December 31, 2014	2015	2016	LTM June 30, 2017
Select Income Statement Data:				
Total revenues	$346	$337	$332	$353
Adjusted EBITDA	66	59	55	58
Net income (loss)	9	(3)	8	4
Adjusted EBITDA attrib. to IEP	$47	$43	$40	$41
Net income (loss) attrib. to IEP	6	(3)	6	2
Select Balance Sheet Data[1]:				
Total assets	$436	$416	$428	$491
Equity attributable to IEP	30	23	25	37

Highlights and Recent Developments

- Future growth expected to be driven by changing diets of a growing middle class in emerging markets
  - Majority of revenues from emerging markets
  - In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil
  - In 2016 and 2017, acquired two leading producers of fibrous and plastic casings
- Developed markets remain a steady source of income
  - Distribution channels to certain customers spanning more than 50 years
- Significant barriers to entry
  - Technically difficult chemical production process
  - Significant environmental and food safety regulatory requirements
  - Substantial capital cost

(1) Balance Sheet data as of the end of each respective fiscal period.

20

Segment: Metals

Company Description

- PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)

Historical Segment Financial Summary

Metals Segment	FYE December 31,			LTM June 30,
($ millions)	2014	2015	2016	2017
Select Income Statement Data:				
Total revenues	$711	$365	$269	$339
Adjusted EBITDA	(15)	(29)	(15)	3
Net income (loss)	(25)	(51)	(20)	(10)
Adjusted EBITDA attrib. to IEP	($15)	($29)	($15)	$3
Net income (loss) attrib. to IEP	(25)	(51)	(20)	(10)
Select Balance Sheet Data[1]:				
Total assets	$315	$215	$193	$222
Equity attributable to IEP	250	182	155	169

Highlights and Recent Developments

- Increasing global demand for steel and other metals drives demand for U.S. scrap
- Results are currently impacted by headwinds from:
  - Low iron ore prices
  - Strong U.S. dollar
  - Increased steel imports
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces
  - Electric arc furnace steel mills are approximately 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business

(1) Balance Sheet data as of the end of each respective fiscal period.

21

Segment: Real Estate

Company Description

- Consists of rental real estate, property development and associated club activities
- Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants
- Property development and club operations are focused on the construction and sale of single and multi-family houses, lots in subdivisions and planned communities and raw land for residential development

Historical Segment Financial Summary

Real Estate Segment ($ millions)	FYE December 31, 2014	2015	2016	LTM June 30, 2017
Select Income Statement Data:				
Total revenues	$101	$131	$88	$88
Adjusted EBITDA	46	45	41	40
Net income (loss)	22	61	12	9
Adjusted EBITDA attrib. to IEP	$46	$45	$41	$40
Net income (loss) attrib. to IEP	22	61	12	9
Select Balance Sheet Data[1]:				
Total assets	$745	$701	$687	$738
Equity attributable to IEP	693	656	642	643

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- Business strategy is based on long-term investment outlook and operational expertise

Rental Real Estate Operations

- Net lease portfolio overview
  - Single tenant (Over $100bn market cap, A- credit) for two large buildings with leases through 2020 – 2021
  - 13 legacy properties with 2.9 million square feet: 12% Retail, 60% Industrial, 28% Office.
- Maximize value of commercial lease portfolio through effective management of existing properties
  - Seek to sell assets on opportunistic basis

Property Development

- New Seabury in Cape Cod, Massachusetts and Grand Harbor in Vero Beach, Florida include land for future residential development of approximately 272 and 1,128 units, respectively
- Opportunistically acquired a Las Vegas casino development in 2009 for $150 million

Club Operations

- Club operations in New Seabury, Cape Cod and Grand Harbor, Vero Beach focus on operating golf club and related activities

22

Highlights and Recent Developments  IEP acquired a controlling interest in Ferrous Resources on June 8, 2015 through a tender offer to purchase any and all of the outstanding shares. ─ Prior to the tender offer, IEP owned 14% of the company’s outstanding common stock and as of December 31, 2016 owned 77% Segment: Mining Company Description  Ferrous Resources has rights to certain iron ore mineral resources in Brazil and develops mining operations and related infrastructure to produce and sell iron ore products to the global steel industry. ─ Significant iron ore assets in the State of Minas Gerais , Brazil, known as Viga , Viga Norte, Esperança , Serrinha and Santanense . ─ Mineral rights near Jacuípe in the State of Bahia, Brazil. Historical Segment Financial Summary 23 (1) Balance Sheet data as of the end of the fiscal period. (2) Icahn Enterprises acquired majority ownership of Ferrous Resources on June 8, 2015 Mining Segment Seven Months Ended December 31, 2015 (2) FYE December 31, 2016 LTM June 30, 2017 ($ millions) Select Income Statement Data: Total Revenues $28 $63 $94 Adjusted EBITDA (9) 2 24 Net income (loss) (195) (24) 6 Adjusted EBITDA attrib. to IEP ($6) $1 $17 Net income (loss) attrib. to IEP (150) (19) 5 Select Balance Sheet Data (1) : Total assets $203 $219 $243 Equity attributable to IEP 95 104 125

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-known brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, Southern Tide and Portico

Historical Segment Financial Summary

Home Fashion Segment ($ millions)	FYE December 31, 2014	2015	2016	LTM June 30, 2017
Select Income Statement Data:				
Total revenues	$181	$194	$196	$184
Adjusted EBITDA	5	6	(1)	(6)
Net income (loss)	2	(4)	(12)	(17)
Adjusted EBITDA attrib. to IEP	$5	$6	($1)	($6)
Net income (loss) attrib. to IEP	2	(4)	(12)	(17)
Select Balance Sheet Data[1]:				
Total assets	$208	$206	$193	$197
Equity attributable to IEP	180	176	164	157

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Largely completed restructuring of manufacturing footprint
  - Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

(1) Balance Sheet data as of the end of each respective fiscal period.

24

Financial Performance 25

Financial Performance

($Millions)

Net Income (Loss) Attributable to Icahn Enterprises



($373)
($1,194)
($1,128)
$1,313
FYE 2014
FYE 2015
FYE 2016
LTM 6/30/17

($ in millions)	FYE December 31, 2014	2015	2016	LTM June 30, 2017
Net Income (Loss) Attributable to Icahn Enterprises				
Investment	($305)	($760)	($604)	$27
Automotive	(87)	(299)	53	567
Energy	95	25	(327)	8
Metals	(25)	(51)	(20)	(10)
Railcar	122	137	150	1,121
Gaming	185	26	(109)	(119)
Mining	-	(150)	(19)	5
Food Packaging	6	(3)	6	2
Real Estate	22	61	12	9
Home Fashion	2	(4)	(12)	(17)
Holding Company	(388)	(176)	(258)	(280)
Total	($373)	($1,194)	($1,128)	$1,313

Adjusted EBITDA Attributable to Icahn Enterprises



$1,018
$930
$830
$1,526
FYE 2014
FYE 2015
FYE 2016
LTM 6/30/17

($ in millions)	FYE December 31, 2014	2015	2016	LTM June 30, 2017
Adjusted EBITDA attributable to Icahn Enterprises				
Investment	($162)	($500)	($528)	$85
Automotive	502	531	685	753
Energy	415	436	156	173
Metals	(15)	(29)	(15)	3
Railcar	269	318	379	347
Gaming	66	96	73	74
Mining	-	(6)	1	17
Food Packaging	47	43	40	41
Real Estate	46	45	41	40
Home Fashion	5	6	(1)	(6)
Holding Company	(155)	(10)	(1)	(1)
Total	$1,018	$930	$830	$1,526

26

Consolidated Financial Snapshot ($Millions) 27 LTM June 30, 2014 2015 2016 2017 Net Income (Loss): Investment ($684) ($1,665) ($1,487) ($72) Automotive (90) (352) 77 583 Energy 168 7 (604) (25) Metals (25) (51) (20) (10) Railcar 188 213 183 1,140 Gaming 269 38 (95) (99) Mining 0 (195) (24) 6 Food Packaging 9 (3) 8 4 Real Estate 22 61 12 9 Home Fashion 2 (4) (12) (17) Holding Company (388) (176) (258) (280) Net Income (Loss) ($529) ($2,127) ($2,220) $1,239 Less: net income (loss) attrib. to NCI (156) (933) (1,092) (74) Net Income (Loss) attib. to IEP ($373) ($1,194) ($1,128) $1,313 Adjusted EBITDA: Investment ($385) ($1,100) ($1,257) $118 Automotive 630 651 828 830 Energy 716 755 313 345 Metals (15) (29) (15) 3 Railcar 415 492 458 407 Gaming 99 142 118 126 Mining 0 (9) 2 24 Food Packaging 66 59 55 58 Real Estate 46 45 41 40 Home Fashion 5 6 (1) (6) Holding Company (155) (10) (1) (1) Consolidated Adjusted EBITDA $1,422 $1,002 $541 $1,944 Less: Adjusted EBITDA attrib. to NCI (404) (72) 289 (418) Adjusted EBITDA attrib. to IEP $1,018 $930 $830 $1,526 Capital Expenditures $1,411 $1,359 $826 $875 FYE December 31,

Strong Balance Sheet

($Millions)

	As of June 30, 2017											
	Investment	Automotive	Energy	Railcar	Gaming	Metals	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Assets												
Cash and cash equivalents	$17	$387	$830	$103	$267	$9	$25	$14	$83	$1	$653	$2,389
Cash held at consolidated affiliated partnerships and restricted cash	968	-	-	19	15	5	-	2	2	5	3	1,019
Investments	8,620	280	7	27	29	-	-	-	-	-	339	9,302
Accounts receivable, net	-	1,389	142	45	10	54	3	76	3	35	-	1,757
Inventories, net	-	2,528	318	71	-	32	27	91	-	75	-	3,142
Property, plant and equipment, net	-	3,417	3,285	1,164	787	92	168	169	455	73	-	9,610
Goodwill and intangible assets, net	-	1,769	308	7	75	3	-	34	34	1	-	2,231
Other assets	1,415	616	69	468	207	27	20	105	161	7	12	3,107
Total Assets	$11,020	$10,386	$4,959	$1,904	$1,390	$222	$243	$491	$738	$197	$1,007	$32,557
Liabilities and Equity												
Accounts payable, accrued expenses and other liabilities	$1,537	$3,018	$1,518	$339	$160	$50	$37	$93	$71	$38	$266	$7,127
Securities sold, not yet purchased, at fair value	1,729	-	-	-	-	-	-	-	-	-	-	1,729
Due to brokers	676	-	-	-	-	-	-	-	-	-	-	676
Post-employment benefit liability	-	1,127	-	9	-	2	-	72	-	-	-	1,210
Debt	-	3,411	1,166	559	286	1	56	273	24	2	5,507	11,285
Total liabilities	3,942	7,556	2,684	907	446	53	93	438	95	40	5,773	22,027
Equity attributable to Icahn Enterprises	2,742	2,678	958	786	702	169	125	37	643	157	(4,766)	4,231
Equity attributable to non-controlling interests	4,336	152	1,317	211	242	-	25	16	-	-	-	6,299
Total equity	7,078	2,830	2,275	997	944	169	150	53	643	157	(4,766)	10,530
Total liabilities and equity	$11,020	$10,386	$4,959	$1,904	$1,390	$222	$243	$491	$738	$197	$1,007	$32,557

28

IEP Summary Financial Information

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets

($ Millions)

	As of Sept 30 2016	Dec 31 2016	March 31 2017	June 30 2017
Market-valued Subsidiaries:				
Holding Company interest in Funds (1)	$1,825	$1,669	$1,846	$2,742
CVR Energy (2)	980	1,808	1,430	1,549
CVR Refining - direct holding (2)	50	60	54	55
American Railcar Industries (2)	492	538	488	455
Total market-valued subsidiaries	$3,348	$4,074	$3,818	$4,801
Other Subsidiaries				
Tropicana (3)	$877	$862	$981	$1,092
Viskase (3)	145	154	155	164
Federal-Mogul (4)	1,332	1,429	1,690	1,690
Real Estate Holdings (1)	644	642	638	643
PSC Metals (1)	169	155	169	169
WestPoint Home (1)	169	164	161	157
ARL / RemainCo (5)	1,029	1,689	1,699	557
Ferrous Resources (1)	79	104	109	125
Icahn Automotive Group LLC (1)	1,364	1,319	1,301	1,325
Trump Entertainment (1)	118	86	28	32
Total - other subsidiaries	$5,926	$6,605	$6,932	$5,954
Add: Holding Company cash and cash equivalents (6)	192	225	337	653
Less: Holding Company debt (6)	(5,489)	(5,490)	(5,507)	(5,507)
Add: Other Holding Company net assets (7)	183	171	163	93
Indicative Net Asset Value	**$4,160**	**$5,585**	**$5,743**	**$5,994**

Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1) Represents equity attributable to us as of each respective date.
(2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3) Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 8.5x Adjusted EBITDA for the twelve months ended September 30, 2016 and December 31, 2016, and 9.0x Adjusted EBITDA for the twelve months ended March 31, 2017 and June 30, 2017. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2016, December 31, 2016, March 31, 2017 and June 30, 2017.
(4) September 30, 2016 and December 31, 2016 represents the closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company. March 31, 2017 and June 30, 2017 represents the value of the company based on IEP's tender offer during Q1 2017.
(5) September 30, 2016 represents the estimated present value of projected cash flows from leased railcars, net of debt, plus working capital of ARL. December 31, 2016 and March 31, 2017 reflect the initial sale of ARL to SMBC Rail and assumes that the ARL cars not being sold to SMBC Rail during the initial closing are valued at the purchase price option set forth in the ARL sales agreement less liabilities. June 30, 2017 represents the option purchase price of the remaining cars not sold in the initial ARL sale, plus working capital as of that date.
(6) Holding Company's balance as of each respective date.
(7) Holding Company's balance as of each respective date. For March 31, 2017, the distribution payable was adjusted to $20 million, which represents the actual distribution paid subsequent to March 31, 2017.

29

Appendix — Adjusted EBITDA Reconciliations 30

Non - GAAP Financial Measures 31 The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share - based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non - operational charges . We present EBITDA and Adjusted EBITDA a consolidated basis and attributable to Icahn Enterprises net of the effect of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share - based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments ; • do not reflect changes in, or cash requirements for, our working capital needs ; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt . Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adjusted EBITDA Reconciliation by Segment – Last Twelve Months Ended June 30, 2017

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($72)	$583	($25)	($10)	$1,140	($99)	$6	$4	$9	($17)	($280)	$1,239
Interest expense, net	190	159	106	-	74	11	5	13	2	-	305	865
Income tax expense (benefit)	-	(499)	(36)	(10)	543	35	3	5	-	-	(29)	12
Depreciation, depletion and amortization	-	503	273	21	102	71	4	22	21	8	-	1,025
EBITDA before non-controlling interests	$118	$746	$318	$1	$1,859	$18	$18	$44	$32	($9)	($4)	$3,141
Impairment of assets	-	23	-	1	67	106	-	-	7	2	3	209
Restructuring costs	-	13	-	2	-	-	-	5	-	-	-	20
Non-service cost of U.S. based pension	-	12	-	-	-	-	-	5	-	-	-	17
Certain share-based compensation expense	-	-	-	-	1	-	-	-	-	-	-	1
Major scheduled turnaround expense	-	-	16	-	-	-	-	-	-	-	-	16
(Gains) losses on disposition of assets	-	(3)	1	-	(1,521)	4	-	-	-	(1)	-	(1,520)
Net loss on extinguishment of debt	-	4	-	-	-	-	-	-	-	-	-	4
Unrealized gain on certain derivatives	-	-	13	-	-	-	-	-	-	-	-	13
Other	-	35	(3)	(1)	1	(2)	6	4	1	2	-	43
Adjusted EBITDA before non-controlling interests	$118	$830	$345	$3	$407	$126	$24	$58	$40	($6)	($1)	$1,944
Adjusted EBITDA attributable to IEP:												
Net income (loss)	$27	$567	$8	($10)	$1,121	($119)	$5	$2	$9	($17)	($280)	$1,313
Interest expense, net	58	146	43	-	65	8	3	10	2	-	305	640
Income tax expense (benefit)	-	(505)	(24)	(10)	532	24	2	4	-	-	(29)	(6)
Depreciation, depletion and amortization	-	468	130	21	81	52	2	15	21	8	-	798
EBITDA attributable to Icahn Enterprises	$85	$676	$157	$1	$1,799	($35)	$12	$31	$32	($9)	($4)	$2,745
Impairment of assets	-	21	-	1	67	106	-	-	7	2	3	207
Restructuring costs	-	12	-	2	-	-	-	3	-	-	-	17
Non-service cost of U.S. based pension	-	10	-	-	-	-	-	4	-	-	-	14
Certain share-based compensation expense	-	-	-	-	1	-	-	-	-	-	-	1
Major scheduled turnaround expense	-	-	10	-	-	-	-	-	-	-	-	10
(Gains) losses on disposition of assets	-	(3)	1	-	(1,521)	4	-	-	-	(1)	-	(1,520)
Net loss on extinguishment of debt	-	4	-	-	-	-	-	-	-	-	-	4
Unrealized gain on certain derivatives	-	-	8	-	-	-	-	-	-	-	-	8
Other	-	33	(3)	(1)	1	(1)	5	3	1	2	-	40
Adjusted EBITDA attributable to Icahn Enterprises	$85	$753	$173	$3	$347	$74	$17	$41	$40	($6)	($1)	$1,526

32

Adjusted EBITDA Reconciliation by Segment – Six Months Ended June 30, 2017

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	$81	$576	($1)	$3	$1,059	$10	$12	$2	$6	($7)	($176)	$1,565
Interest expense, net	92	81	54	-	33	5	2	7	1	-	161	436
Income tax expense (benefit)	-	(518)	(4)	(1)	519	21	2	1	-	-	22	42
Depreciation, depletion and amortization	-	247	138	10	36	35	2	13	10	4	-	495
EBITDA before non-controlling interests	$173	$386	$187	$12	$1,647	$71	$18	$23	$17	($3)	$7	$2,538
Impairment of assets	-	8	-	-	67	-	-	-	2	-	-	77
Restructuring costs	-	7	-	-	-	-	-	2	-	-	-	9
Non-service cost of U.S. based pension	-	5	-	-	-	-	-	2	-	-	-	7
FIFO impact unfavorable	-	-	15	-	-	-	-	-	-	-	-	15
Major scheduled turnaround expense	-	-	16	-	-	-	-	-	-	-	-	16
(Gain) loss on disposition of assets, net	-	(3)	1	-	(1,521)	3	-	-	-	-	-	(1,520)
Net loss on extinguishment of debt	-	4	-	-	-	-	-	-	-	-	-	4
Unrealized gain on certain derivatives	-	-	(11)	-	-	-	-	-	-	-	-	(11)
Other	-	31	(2)	(1)	1	1	-	1	-	1	-	32
Adjusted EBITDA before non-controlling interests	$173	$438	$206	$11	$194	$75	$18	$28	$19	($2)	$7	$1,167
Adjusted EBITDA attributable to IEP:												
Net income (loss)	$74	$570	$4	$3	$1,051	($1)	$10	$1	$6	($7)	($176)	$1,535
Interest expense, net	28	81	22	-	29	3	1	5	1	-	161	331
Income tax expense (benefit)	-	(518)	-	(1)	514	15	1	1	-	-	22	34
Depreciation, depletion and amortization	-	247	66	10	26	25	1	9	10	4	-	398
EBITDA attributable to Icahn Enterprises	$102	$380	$92	$12	$1,620	$42	$13	$16	$17	($3)	$7	$2,298
Impairment of assets	-	8	-	-	67	-	-	-	2	-	-	77
Restructuring costs	-	7	-	-	-	-	-	1	-	-	-	8
Non-service cost of U.S. based pension	-	5	-	-	-	-	-	1	-	-	-	6
FIFO impact unfavorable	-	-	9	-	-	-	-	-	-	-	-	9
Major scheduled turnaround expense	-	-	10	-	-	-	-	-	-	-	-	10
(Gain) loss on disposition of assets, net	-	(3)	1	-	(1,521)	3	-	-	-	-	-	(1,520)
Net loss on extinguishment of debt	-	4	-	-	-	-	-	-	-	-	-	4
Unrealized gain on certain derivatives	-	-	(6)	-	-	-	-	-	-	-	-	(6)
Other	-	31	(2)	(1)	1	1	-	1	-	1	-	32
Adjusted EBITDA attributable to Icahn Enterprises	$102	$432	$104	$11	$167	$46	$13	$19	$19	($2)	$7	$918

33

Adjusted EBITDA Reconciliation by Segment – Six Months Ended June 30, 2016

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($1,334)	$70	($580)	($7)	$102	$14	($18)	$6	$9	($2)	($154)	($1,894)
Interest expense, net	132	75	30	-	42	6	2	6	1	-	144	438
Income tax expense (benefit)	-	21	(13)	(7)	33	10	1	4	-	-	17	66
Depreciation, depletion and amortization	-	217	123	11	68	35	1	11	11	4	-	481
EBITDA before non-controlling interests	($1,202)	$383	($440)	($3)	$245	$65	($14)	$27	$21	$2	$7	($909)
Impairment of assets	-	3	574	-	-	-	-	-	-	-	-	577
Restructuring costs	-	21	-	-	-	-	-	-	-	-	-	21
Non-service cost of U.S. based pension	-	6	-	-	-	-	-	2	-	-	-	8
FIFO impact unfavorable	-	-	(37)	-	-	-	-	-	-	-	-	(37)
Major scheduled turnaround expense	-	-	38	-	-	-	-	-	-	-	-	38
Gain on disposition of assets, net	-	(9)	-	(1)	-	-	-	-	(1)	-	-	(11)
Net loss on extinguishment of debt	-	-	5	-	-	-	-	-	-	-	-	5
Unrealized gain on certain derivatives	-	-	32	-	-	-	-	-	-	-	-	32
Other	-	32	2	(3)	-	2	10	(4)	-	1	-	40
Adjusted EBITDA before non-controlling interests	($1,202)	$436	$174	($7)	$245	$67	($4)	$25	$20	$3	$7	($236)
Adjusted EBITDA attributable to IEP:												
Net income (loss)	($557)	$56	($331)	($7)	$80	$9	($14)	$5	$9	($2)	($154)	($906)
Interest expense, net	46	62	10	-	38	4	2	4	1	-	144	311
Income tax expense (benefit)	-	17	(8)	(7)	23	6	1	3	-	-	17	52
Depreciation, depletion and amortization	-	185	63	11	58	25	1	8	11	4	-	366
EBITDA attributable to Icahn Enterprises	($511)	$320	($266)	($3)	$199	$44	($10)	$20	$21	$2	$7	($177)
Impairment of assets	-	2	334	-	-	-	-	-	-	-	-	336
Restructuring costs	-	17	-	-	-	-	-	-	-	-	-	17
Non-service cost of U.S. based pension	-	5	-	-	-	-	-	1	-	-	-	6
FIFO impact unfavorable	-	-	(22)	-	-	-	-	-	-	-	-	(22)
Major scheduled turnaround expense	-	-	20	-	-	-	-	-	-	-	-	20
Gain on disposition of assets, net	-	(7)	-	(1)	-	-	-	-	(1)	-	-	(9)
Net loss on extinguishment of debt	-	-	1	-	-	-	-	-	-	-	-	1
Unrealized gain on certain derivatives	-	-	18	-	-	-	-	-	-	-	-	18
Other	-	27	2	(3)	-	1	7	(3)	-	1	-	32
Adjusted EBITDA attributable to Icahn Enterprises	($511)	$364	$87	($7)	$199	$45	($3)	$18	$20	$3	$7	$222

34

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2016

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($1,487)	$77	($604)	($20)	$183	($95)	($24)	$8	$12	($12)	($258)	($2,220)
Interest expense, net	230	153	82	-	83	12	5	12	2	-	288	867
Income tax expense (benefit)	-	40	(45)	(16)	57	24	2	8	-	-	(34)	36
Depreciation, depletion and amortization	-	473	258	22	134	71	3	20	22	8	-	1,011
EBITDA before non-controlling interests	($1,257)	$743	($309)	($14)	$457	$12	($14)	$48	$36	($4)	($4)	($306)
Impairment of assets	-	18	574	1	-	106	-	-	5	2	3	709
Restructuring costs	-	27	-	2	-	-	-	3	-	-	-	32
Non-service cost of U.S. based pension	-	13	-	-	-	-	-	5	-	-	-	18
FIFO impact unfavorable	-	-	(52)	-	-	-	-	-	-	-	-	(52)
Certain share-based compensation expense	-	-	-	-	1	-	-	-	-	-	-	1
Major scheduled turnaround expense	-	-	38	-	-	-	-	-	-	-	-	38
(Gains) losses on disposition of assets	-	(9)	-	(1)	-	1	-	-	(1)	(1)	-	(11)
Net loss on extinguishment of debt	-	-	5	-	-	-	-	-	-	-	-	5
Unrealized gain on certain derivatives	-	-	56	-	-	-	-	-	-	-	-	56
Other	-	36	1	(3)	-	(1)	16	(1)	1	2	-	51
Adjusted EBITDA before non-controlling interests	($1,257)	$828	$313	($15)	$458	$118	$2	$55	$41	($1)	($1)	$541
Adjusted EBITDA attributable to IEP:												
Net income (loss)	($604)	$53	($327)	($20)	$150	($109)	($19)	$6	$12	($12)	($258)	($1,128)
Interest expense, net	76	127	31	-	74	9	4	9	2	-	288	620
Income tax expense (benefit)	-	30	(32)	(16)	41	15	2	6	-	-	(34)	12
Depreciation, depletion and amortization	-	406	127	22	113	52	2	14	22	8	-	766
EBITDA attributable to Icahn Enterprises	($528)	$616	($201)	($14)	$378	($33)	($11)	$35	$36	($4)	($4)	$270
Impairment of assets	-	15	334	1	-	106	-	-	5	2	3	466
Restructuring costs	-	22	-	2	-	-	-	2	-	-	-	26
Non-service cost of U.S. based pension	-	10	-	-	-	-	-	4	-	-	-	14
FIFO impact unfavorable	-	-	(31)	-	-	-	-	-	-	-	-	(31)
Certain share-based compensation expense	-	-	-	-	1	-	-	-	-	-	-	1
Major scheduled turnaround expense	-	-	20	-	-	-	-	-	-	-	-	20
(Gains) losses on disposition of assets	-	(7)	-	(1)	-	1	-	-	(1)	(1)	-	(9)
Net loss on extinguishment of debt	-	-	1	-	-	-	-	-	-	-	-	1
Unrealized gain on certain derivatives	-	-	32	-	-	-	-	-	-	-	-	32
Other	-	29	1	(3)	-	(1)	12	(1)	1	2	-	40
Adjusted EBITDA attributable to Icahn Enterprises	($528)	$685	$156	($15)	$379	$73	$1	$40	$41	($1)	($1)	$830

35

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2015

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	($1,665)	($352)	$57	($51)	$213	$38	($3)	$61	($4)	($176)	($2,127)
Interest expense, net	563	138	45	-	80	11	12	2	-	288	1,141
Income tax (benefit) expense	-	50	59	(32)	69	27	10	-	-	(116)	68
Depreciation, depletion and amortization	-	346	229	29	127	63	19	21	7	-	849
EBITDA before non-controlling interests	($1,102)	$182	$340	($54)	$489	$139	$38	$84	$3	($4)	($69)
Impairment	-	344	253	20	-	-	-	2	-	-	788
Restructuring	-	89	-	2	-	-	5	-	1	-	97
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	3	-	-	-	2
FIFO impact unfavorable	-	-	60	-	-	-	-	-	-	-	60
Certain share-based compensation expense	-	(1)	13	-	1	-	-	-	-	-	13
Major scheduled turnaround expense	-	-	109	-	-	-	-	-	-	-	109
Losses (gains) on disposition of assets	-	-	2	-	-	1	1	(40)	-	-	(36)
Expenses related to certain acquisitions	-	6	-	-	-	-	-	-	-	-	6
Net loss on extinguishment of debt	-	-	-	-	2	-	-	-	-	-	2
Unrealized gains on certain derivatives	-	-	2	-	-	-	-	-	-	-	2
Other	2	32	(24)	3	-	2	12	(1)	2	(6)	28
Adjusted EBITDA before non-controlling interests	($1,100)	$651	$755	($29)	$492	$142	$59	$45	$6	($10)	$1,002
Adjusted EBITDA attributable to IEP:											
Net income (loss)	($760)	($299)	$25	($51)	$137	$26	($3)	$61	($4)	($176)	($1,194)
Interest expense, net	259	113	25	-	57	7	9	2	-	288	762
Income tax (benefit) expense	-	46	54	(32)	36	18	7	-	-	(116)	14
Depreciation, depletion and amortization	-	285	125	29	86	43	14	21	7	-	616
EBITDA attributable to Icahn Enterprises	($501)	$145	$229	($54)	$316	$94	$27	$84	$3	($4)	$198
Impairment	-	282	110	20	-	-	-	2	-	-	544
Restructuring	-	73	-	2	-	-	4	-	1	-	80
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	2	-	-	-	1
FIFO impact unfavorable	-	-	35	-	-	-	-	-	-	-	35
Certain share-based compensation expense	-	(1)	11	-	1	-	-	-	-	-	11
Major scheduled turnaround expense	-	-	62	-	-	-	-	-	-	-	62
Losses (gains) on disposition of assets	-	-	1	-	-	1	1	(40)	-	-	(37)
Expenses related to certain acquisitions	-	5	-	-	-	-	-	-	-	-	5
Net loss on extinguishment of debt	-	-	-	-	1	-	-	-	-	-	1
Unrealized gains on certain derivatives	-	-	2	-	-	-	-	-	-	-	2
Other	1	28	(14)	3	-	1	9	(1)	2	(6)	28
Adjusted EBITDA attributable to Icahn Enterprises	($500)	$531	$436	($29)	$318	$96	$43	$45	$6	($10)	$930

36

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2014

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	($684)	($90)	$168	($25)	$188	$269	$9	$22	$2	($388)	($529)
Interest expense, net	299	123	35	-	57	11	14	3	-	290	832
Income tax (benefit) expense	-	91	73	(18)	56	(147)	3	-	-	(161)	(103)
Depreciation, depletion and amortization	-	335	219	26	106	50	22	22	7	-	787
EBITDA before non-controlling interests	($385)	$459	$495	($17)	$407	$183	$48	$47	$9	($259)	$987
Impairment	-	24	103	3	-	-	-	5	-	-	135
Restructuring	-	86	-	-	-	-	-	-	(2)	-	84
Non-service cost of U.S. based pension	-	(6)	-	-	-	-	(1)	-	-	-	(7)
FIFO impact unfavorable	-	-	161	-	-	-	-	-	-	-	161
Certain share-based compensation expense	-	(4)	13	-	3	-	-	-	-	-	12
Major scheduled turnaround expense	-	-	7	-	-	-	-	-	-	-	7
(Gains) losses on disposal of assets	-	-	-	-	-	1	-	(4)	(3)	-	(6)
Net loss on extinguishment of debt	-	36	-	-	2	-	16	-	-	108	162
Unrealized loss on certain derivatives	-	-	(63)	-	-	-	-	-	-	-	(63)
Other	-	35	-	(1)	3	(85)	3	(2)	1	(4)	(50)
Adjusted EBITDA before non-controlling interests	($385)	$630	$716	($15)	$415	$99	$66	$46	$5	($155)	$1,422
Adjusted EBITDA attributable to IEP:											
Net income (loss)	($305)	($87)	$95	($25)	$122	$185	$6	$22	$2	($388)	($373)
Interest expense, net	143	99	20	-	42	7	10	3	-	290	614
Income tax (benefit) expense	-	80	64	(18)	26	(102)	2	-	-	(161)	(109)
Depreciation, depletion and amortization	-	270	124	26	74	34	16	22	7	-	573
EBITDA attributable to Icahn Enterprises	($162)	$362	$303	($17)	$264	$124	$34	$47	$9	($259)	$705
Impairment	-	19	45	3	-		-	5	-	-	72
Restructuring	-	69	-	-	-	-	-	-	(2)	-	67
Non-service cost of U.S. based pension	-	(5)	-	-	-	-	(1)	-	-	-	(6)
FIFO impact unfavorable	-	-	94	-	-	-	-	-	-	-	94
Certain share-based compensation expense	-	(3)	9	-	2	-	-	-	-	-	8
Major scheduled turnaround expense	-	-	5	-	-	-	-	-	-	-	5
(Gains) losses on disposal of assets	-	-	-	-	-	1	-	(4)	(3)	-	(6)
Net loss on extinguishment of debt	-	31	-	-	1	-	12	-	-	108	152
Unrealized loss on certain derivatives	-	-	(41)	-	-	-	-	-	-	-	(41)
Other	-	29	-	(1)	2	(59)	2	(2)	1	(4)	(32)
Adjusted EBITDA attributable to Icahn Enterprises	($162)	$502	$415	($15)	$269	$66	$47	$46	$5	($155)	$1,018

37